Exhibit 99.1

WaferGen to Present at Leerink Swann Life Science Tools and Diagnostics Roundtable Conference

FREMONT, Calif., July 28, 2011-- WaferGen Biosystems, Inc. (OTCBB:WGBS), a leading developer of state-of-the-art genomic analysis systems, today announced it will participate in the Leerink Swann Life Science Tools and Diagnostics Roundtable Conference in New York, at the Le Parker Meridien Hotel, on Wednesday, August 3, 2011.

The company's remarks will be webcast live beginning at 11:30 a.m. Eastern Time.  The presentation may be accessed at www.wafergen.com and will be available for 90 days.

WaferGen Biosystems, Inc. develops, manufactures and sells state-of-the-art systems for genomic analysis for the life science and pharmaceutical industries to advance next generation sequencing and ultimately personalized medicine. The company recently closed a $30.6 million financing of equity and debt with three leading institutional life science investors, Great Point Partners, LLC, Deerfield Management and Merlin Nexus, and certain members of the Board and management.

WaferGen offers the breakthrough SmartChip Real-Time PCR System, a next-generation Real-Time PCR system for discovery and validation of gene expression patterns (biomarkers) on a single platform.  The high throughput capabilities of the SmartChip System enable researchers to extend their research across large panels of genes, and hundreds of samples, at a very reasonable cost.

The SmartChip System provides a range of high-throughput capabilities including microRNA and oncology gene expression profiling and Single Nucleotide Polymorphism (SNP) genotyping.  WaferGen also offers Quick-Turnaround SmartChip Custom (User-Defined) Panels to enable validation studies of specific genes of interest through customization of high-throughput, real-time PCR SmartChip assay panels—all on a quick-turnaround basis.

In addition, the company offers an innovative fee-based service for gene-expression profiling using the SmartChip System.  For additional information, please see http://www.wafergen.com.

Forward Looking Statements

This press release contains certain "forward-looking statements."  Such statements include statements relating to the expected throughput levels of the SmartChip Real-Time PCR System, and other statements relating to future events are not historical facts, including statements which may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words.

Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the control of the company.  Actual results may differ materially from the expectations contained in the forward-looking statements.  Factors that may cause such differences include the risks that: (i) the company may be unsuccessful in commercially developing its products or in achieving market acceptance of new and relatively unproven technologies; (ii) the company may need to raise additional capital to meet its business requirements in the future and the company may not be able to do so on reasonable terms or at all; (iii) the company's proprietary intellectual property rights may not adequately protect its products and technologies; and (iv) the company expects intense competition in its target markets, including from companies that have much greater resources than the company, and there can be no assurance that the company will be able to compete effectively.  More detailed information about the company and the risk factors that may affect the realization of forward-looking statements is set forth in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended December 31, 2010 and the company's most recent Quarterly Report on Form 10-Q for the period ended March 31, 2011.  Security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov.  The company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

WaferGen Contacts
510-651-4450

Don Huffman, CFO
don.huffman@wafergen.com

Media:  Joyce Strand
joyce.strand@wafergen.com

Investors:  Tim Ryan
tryan@shorehamgroupllc.com
212-242-7777